AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2007

REGISTRATION NO. 333-140248
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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AMENDMENT NUMBER 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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NETSOL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Nevada	2834	95-4627685
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation	Industrial Classification "SIC"	Identification Number)
or Organization)	Code Number)

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23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
(Address including the zip code & telephone number including area code, of registrant's principal executive office)

NAJEEB GHAURI
CHIEF EXECUTIVE OFFICER
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

(Name, address, including zip code, and telephone number, including area code, of agent for service)
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COPIES TO:

PATTI L. W. MCGLASSON
GENERAL COUNSEL
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1) (2)	Proposed Maximum Offering Price Per Share(1) (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, $.001 par value, issued as interest due under Convertible Note (3)	230,863	$1.37	$316,282.31	$37.23

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the warrants and preferred stock.

(3)	The shares are shares of common stock issued in lieu of cash interest payment on the Convertible Notes due at the Exchange Date

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. ☒
If this From is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐ ------------------
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.E. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐ ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO CHANGE OR AMENDMENT. THE SELLING STOCKHOLDERS MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 2, 2007

PROSPECTUS

230,863 SHARES OF COMMON STOCK

NETSOL TECHNOLOGIES, INC.

The selling stockholders listed on page 10 of this prospectus are offering for resale up to 230,863 shares of our common stock, referred to as the “offered shares.” All of the offered shares were issued as payment of interest, in lieu of cash with respect to securities issued in connection with the private placement of convertible notes with a principal value of $5,500,000 (the “Convertible Notes”). On October 30, 2006 (“Exchange Date”) the Convertible Notes were exchanged for shares of Series A 7% Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) which are in turn convertible into shares of our common stock (“Shares issued in the “Financing”). Shares issued in connection with the Financing are subject to distribution in accordance with a prospectus filed by the Company in connection with registration statement number 333-138103. Accordingly, shares offered for resale by the selling stockholders pursuant to this prospectus may be distributed concurrently with those offered for resale by the selling stockholders pursuant to the prospectus filed in connection with registration statement number 333-138103. The shares of common stock being offered for resale by the selling stockholders pursuant to this prospectus are shares of common stock issued in lieu of cash interest payment on the Convertible Notes due at the Exchange Date. In this prospectus, the terms "NetSol," "we," or "us" will each refer to NetSol Technologies, Inc.

We will not receive any proceeds from sales of the shares of common stock by the selling stockholders.

Our common stock is traded on the NASDAQ Capital Market under the symbol “NTWK”. The closing price of our common stock on February 28, 2007 was $1.67.

We will bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares being offered by this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 5

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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March 2, 2007

1

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	1

PROSPECTUS SUMMARY	1

RISK FACTORS	5

USE OF PROCEEDS	9

SELLING SECURITY HOLDERS	10

PLAN OF DISTRIBUTION	12

LEGAL MATTERS	13

EXPERTS	14

DESCRIPTION OF SECURITIES	14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	15

WHERE YOU CAN FIND MORE INFORMATION	15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

UNDERTAKING	19

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary contains basic information about NetSol and this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of the risks associated with investing in us, you should read the entire prospectus carefully, including the “Risk Factors” starting on page 5.

OUR COMPANY

We are an end-to-end information technology ("IT") and business consulting services provider for the lease and finance, banking and financial services industries. Since it was founded in 1997, the Company has developed enterprise solutions that help clients use IT more efficiently in order to improve their operations and profitability and to achieve business results. Our focus has remained the lease and finance, banking and financial services industries. We operate on a global basis with locations in China, Europe, East Asia and the U.S. By utilizing our worldwide resources, we believe we have been able to deliver high quality, cost-effective IT products and IT services.

Our subsidiary, NetSol Technologies Ltd. ("NetSol PK") develops the majority of our software. NetSol PK was the first software company in Pakistan in 1998 to achieve the ISO 9001 accreditation and was again the first software company in Pakistan to obtain Carnegie Mellon’s Software Engineering Institute (“SEI”) Capable Maturity Model (“CMM”) Level 4 assessment in 2004 and CMMi Level 5 now in 2006. As maintained by the SEI, maturity levels measure the maturity of a software company’s methodology that in turn ensures enhanced product quality resulting in faster project turn-a-round and a shortened time to market.

During recent years, we have focused on developing software applications for the leasing and financial service industries. In late 2002, we launched a new suite of software products under the name LeaseSoft. The LeaseSoft suite is comprised of four major integrated asset based leasing/financing software applications. The suite, consisting of a Credit Application Creation System (LeaseSoft.CAC), a Credit Application Processing System (LeaseSoft.CAP), a Contract Activation & Management System (LeaseSoft.CAM) and a Wholesale Finance System (LeaseSoft.WFS), whether used alone or together, provides the user with an opportunity to address specific sub-domains of the leasing/financing cycle from the credit approval process through the tracking of the finance contract and asset.

Our company is divided into three regions, North America, Europe and Asia Pacific. The North American region consists of operations of the company and of our subsidiary, McCue Systems, Inc. (“McCue”), and is headed by John McCue as President of the North America region. In June 2006, we acquired the shares of McCue. McCue has 35 years of experience in developing business solutions for the equipment and vehicle leasing industry as a provider of lease/loan portfolio management software for banks, leasing companies and manufacturers. Its flagship product, LeasePak, simplifies lease/loan administration and asset management by accurately tracking leases, loans and equipment from origination through end-of-term and disposition. The LeasePak brand is recognized in the US and Canadian marketplace and is configured to handle the unique tax and regulation requirements of North America. LeasePak is complementary to NetSol’s LeaseSoft offering and its geographic specificity complements LeaseSoft in regions in which LeaseSoft does not currently have coverage or domain support knowledge.

Our Asia Pacific region is headed by Salim Ghauri as President of the region and consists of all of our Pakistani subsidiaries, NetSol Technologies, Ltd., Abraxas and our Beijing, China sales office. Our NetSol PK operation supports the worldwide customer base of the LeaseSoft suite of products and all other product offerings. NetSol is actively undertaking exercises for providing consultancy services for different software companies. The key aspects of these services would be CMMi introduction, gap analyses for ISO 9001:2000 compliant procedures, CMMi Level 2/3 pre-assessments, consultancies, evaluations and tracking/analyses of such improvements. There is a growing domestic business in Pakistan for the IT and IT enabled services, as stated above, and NetSol is strategically positioned to support a very stable and economically beneficial pipeline to win many more as well as major new projects in the public and private sectors. NetSol will continue to strengthen its position as a dominant IT solutions provider in this explosive growth market.

Our European region consists of our two wholly owned subsidiaries, NetSol Technologies, Ltd. and NetSol-CQ, Ltd. (formally CQ Systems Ltd.) In February 2005, NetSol acquired 100% of CQ Systems Ltd., (“CQ”), an IT products and service company based in the UK. As a result of this acquisition, NetSol has access to a broad European customer base using IT solutions complementary to NetSol’s LeaseSoft product. NetSol plans to leverage CQ’s knowledge base and strong presence in the Asset Finance market to launch LeaseSoft in the UK and continental Europe. CQ’s strong sales and marketing capability would further help NetSol gain immediate recognition and positioning for the LeaseSoft suite of products. In November 2005, CQ was re-branded as NetSol-CQ and was launched into the UK market with new branding and logo. This was part of a global strategy to have consistency in our marketing collateral across the globe. All NetSol-CQ products have been re-branded as LeaseSoft and the Enterprise product would now be known as LeaseSoft Asset.

With the acquisition of Pearl Treasury System, whose product offering is now referred to as InBanking™, the Company expands its menu of software into the banking and other financial areas. The tremendous flexibility enabled by the comprehensive data model and multi-tier architectural design of InBanking™ has been fully recognized, identifying the potential to further develop InBanking™ beyond treasury and capital markets. Additionally, InBanking™ is modular and can therefore be implemented as best-of-breed solutions for, as an example, front-office trading, middle office credit or market risk, or back office settlement. InBanking™ can also be implemented to support all these areas, plus others, as a single fully integrated solution. The beta version of InBanking is now in the final stages of completion and NetSol is currently seeking a small number of banks and financial institutions to be pilot development partners for the beta version of InBanking™ to support their specific requirements.

We market our software products worldwide to companies primarily in the automobile finance, leasing and banking industries. Some of NetSol’s customers include: DaimlerChrysler Services AG; DaimlerChrysler Asia Pacific - Singapore; Mercedes-Benz Finance - Japan; Yamaha Motors Finance - Australia; DaimlerChrysler Financial Services-Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Financial Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Financial Services - South Korea; UMF Leasing Singapore; MCB Mauritius; Toyota Leasing Thailand; Toyota Motors Finance China; BMW Financial Services - China; Australian Motor Finance- Australia and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and testing services to Innovation Group Plc UK and their blue chip global insurance giants like Allstate, Cendent, etc. NetSol is also a strategic business partner for DaimlerChrysler (which consists of a group of many companies), which accounts for approximately 11% of our revenue. Toyota Motors (which consists of a group of many companies) accounts for approximately 12% of our revenues. No other individual client represents more than 10% of the revenue for the fiscal year ended June 30, 2006.

We were incorporated under the laws of the State of Nevada on March 18, 1997. Our principal executive offices are located at 23901 Calabasas Road, Suite 2072, Calabasas, California 91302. Our telephone phone number is (818) 222-9195 and our website address is http://www.netsoltek.com.

THE FINANCING

On June 15, 2006, we entered into an agreement with 5 accredited investors whereby Netsol issued 5 convertible notes for an aggregate principal value of $5,500,000. These notes bore interest at the rate of 12% per annum and were due in full one year from the issuance date or on June 15, 2007 (the “Financing”). Together with other documents, in connection with the Financing, the Company entered into a Convertible Note and Warrant Purchase Agreement (the “SPA”) and, 12% Convertible Notes (the “Convertible Notes”).

The proceeds of the Financing are being used by the Company to: (i) pay the initial cash consideration due to McCue shareholders as part of the acquisition of McCue Systems, Inc. by the Company; (ii) pay the final cash consideration due to former CQ Systems Inc. shareholders as part of the acquisition of CQ Systems, Ltd. (now NetSol-CQ); and (iii) provide working capital. The initial cash consideration due to McCue shareholders is $2,117,864 and represents 38.51% of the total proceeds raised. The final cash consideration due to former CQ Systems, Inc. shareholders is £1,064,369 (which represents $1,936,200.17 at the exchange rate of British pounds sterling into U.S. Dollars at June 28, 2006). The CQ payment represents 35.20% of the total funds raised in the Financing. The remaining funds are being used to pay fees due under the terms of the Financing and as working capital.

Pursuant to the terms of the SPA, each purchaser received a Convertible Note in the amount of their investment and a Warrant in an amount equal to 50% of the aggregate principal value of the Notes divided by the conversion value (currently $1.65 per share). On October 18, 2006, our stockholders approved the issuance of all shares of common stock underlying the Preferred Stock, the Warrants, the Placement Agent Warrants and such additional shares of common stock that may be issued in lieu of cash as dividends due to Preferred Stock holders. On October 18, 2006, the Company provided each investor notice to exchange its Convertible Notes for (a) such number of shares of preferred stock as equals the principal amount exchanged divided by $1,000 and (b) cash equal to the amount of unpaid interest on the notes through the exchange date. The Convertible Notes were exchanged for Preferred Stock on the Exchange Date, October 30, 2006. As of October 30, 2006 there are 5,500 shares of Preferred Stock issued and outstanding. As of the Exchange Date interest in the amount of $251,166.67 was due to the Selling Stockholders. The Selling Stockholders accepted, in lieu of payment of interest in cash, 230,863 shares of common stock, on a pro rata basis due on the Exchange Date.

The Company agreed to register, on a registration statement to be filed with the SEC, the offered shares. Each investor is entitled to cash compensation equal to 1% of the cash value of the interest due under the Convertible Note for every 30 days that the offered shares remain unregistered (or a proportionally smaller amount if less than 30 days) from the Exchange Date of October 30, 2006. Shares issued in connection with the Financing are subject to distribution in accordance with a prospectus filed by the Company in connection with registration statement number 333-138103. Accordingly, shares offered for resale by the selling stockholders pursuant to this prospectus may be distributed concurrently with those offered for resale by the selling stockholders pursuant to the prospectus filed in connection with registration statement number 333-138103.

THE OFFERING

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by the selling stockholders named in this prospectus, who may use this prospectus to resell their shares of common stock. The shares of common stock being offered for resale by the selling stockholders are shares of common stock issued in lieu of cash interest payment on the Convertible Notes due at the Exchange Date. We will not receive any proceeds from sales of our common stock by the selling stockholders. For further information about the selling stockholders, see “Selling Stockholders.”

Common Stock Offered
This prospectus relates to the offering of 230,863 shares of our common stock, which may be sold from time to time by the selling stockholders named in this prospectus. The shares of our common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders will determine the timing and amount of any sale.

Common Stock outstanding	We had 18,415,707 shares of common stock issued and outstanding as of February 26, 2007.

Use of Proceeds	We will not receive any of the proceeds from sale of shares of common stock offered by the selling stockholders.

Trading Market	Our common stock is currently listed on the NASDAQ Capital Market under the trading symbol “NTWK.”

Risk Factors
Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

RISK FACTORS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

RISKS RELATED TO OUR BUSINESS

We May Have Difficulty Raising Needed Capital in the Future, Which Could Significantly Harm Our Business.

We will require additional financing in order to support further expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our securities, control of NetSol may change and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We Will Require Additional Financing; We May Not Achieve Profitability; We Anticipate Continued Losses; Current Liabilities Exceed Current Assets.

As of the fiscal year ended June 30, 2005 and 2006, we had a positive working capital of $3,458,300 and $10,675,583.  We have current short-term bank notes of $662,800 due within six months.  We had a net income of $663,325 in fiscal 2005, but a net loss of $1,353,053 in fiscal 2006.  In addition, we continue to operate at a deficit on a monthly basis, which is not expected to change in the foreseeable future, even with the implementation of our current business plan.  Notwithstanding that we raised $5,500,000 in June 2006, we may need to raise additional funds to continue operations and to expand and invest in the growth of our business for the next year.  Additionally, we required a minimum of $1,058,932 to pay the second installment of the acquisition of McCue Systems in June 2007.  We cannot assure you that we can achieve, sustain or increase profitability.  If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected.  Although we have improved our financials steadily in last few quarters, no assurance can be given that we will continue to improve our financial condition.

We May Not Be Able To Realize The Benefits Of Our Strategic Plan.

We have undertaken a business plan designed to optimize the alignment of our business into two divisions (Global Products and Global Services) and three regions (North America, Europe and Asia Pacific). Although our management is confident about our ability to realize some benefits from the restructuring, the level of benefits to be realized could be affected by a number of factors including, without limitation: (a) our ability to raise sufficient funds; (b) our ability to continue to operate as planned without further stockholder hostile takeover attempts; (c) our ability to prosper given the current uncertainty in the US technology industry; and, (d) our ability to react effectively to the global political and business effects of the political events around the world and particularly in Pakistan.

We Depend Heavily On A Limited Number Of Client Projects And The Loss Of Any Such Projects Would Adversely Affect Our Operating Results.

As of the fiscal year ended June 30, 2006, we derived approximately 11% of our net revenues from DaimlerChrysler (which consists of a group of companies and clients).  DaimlerChrysler consists of a number of companies, each of which are uniquely different customers and none of which represents greater than 10% of our net revenues.  We also derived 12% of our net revenues from Toyota Motor Finance.  As with DaimlerChrysler, Toyota consists of a number of companies, each of which are uniquely different customers and none of which represents greater than 10% of our net revenues.  We continue to enhance our relationship with DaimlerChrysler to provide software and support services to them on a global basis.  This may increase our reliance on DaimlerChrysler as a revenue source.  We also have other significant clients whose business is critical to our success.  The loss of any of our principal clients for any reason, including as a result of the acquisition of that client by another entity, could have an adverse effect on our business, financial condition and results of operations.

If Any Of Our Clients Terminate Their Contracts With Us, Our Business Could Be Adversely Affected.

Many of our clients have the ability to cancel certain of their contracts with us with limited advance notice and without significant penalty. Any such termination could result in a loss of expected revenues related to that client’s project. A cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

If We Are Unable To Protect Our Proprietary Software, Our Business Could Be Adversely Affected.

Our success as a company depends, in part, upon our work product being deemed proprietary software, along with other intellectual property rights. While both the LeaseSoft and NetSol trade names and marks are copyrighted and trademarked in Pakistan, we have not registered any trademarks or filed any copyrights in any other jurisdictions. We rely on a combination of nondisclosure and other contractual arrangements, and common law intellectual property, trade secret, copyright and trademark laws to protect our proprietary rights. As a matter of course, we generally enter into confidentiality agreements with our employees, and require that our consultants and clients enter into similar agreements. We also limit access to our proprietary information. There can be no assurance that these steps will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted, any such infringement claim will be successfully defended. The cost of defending any such suit will have a negative impact, even if ultimately successful. A successful claim against us could materially adversely affect our business, financial condition and results of operations. If NetSol cannot protect its proprietary information, others could copy our software and compete with us in providing both software and services.

We May Not Have The Right To Resell Or Reuse Software Developed For Specific Clients.

A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties. There can be no assurance that our clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use our software solutions can be complicated and there can be no assurance that potential disputes will not affect our ability to resell or reuse these software solutions. While we have not incurred such expense in the past, limitations on our ability to resell or reuse software solutions could require us to incur additional expenses to develop new solutions for future projects.

International Expansion Of Our Business Could Result In Financial Losses Due To Changes In Foreign Political And Economic Conditions Or Fluctuations In Currency And Exchange Rates.

We expect to continue to expand our international operations. As well as the two offices in the United States, we currently have offices in Pakistan, China, the UK and Australia. As of June 30, 2006 approximately95% of our revenue is generated by non-U.S. sources. Our international operations are subject to other inherent risks, including:

•	political uncertainty in Pakistan and the Southeast Asian Region, particularly in light of the United States’ war on terrorism and the Iraq war;

•	recession in foreign countries;

•	fluctuations in currency exchange rates, particularly any continued weakness of the U.S. dollar and the effect this may have on U.S. off-shore technology spending;

•	difficulties and costs of staffing and managing foreign operations;

•	reduced protection for intellectual property in some countries;

•	political instability or changes in regulatory requirements or the potential overthrowing of the current government in certain foreign countries;

•	U.S. imposed restrictions on the import and export of technologies; and,

•	U.S. imposed restrictions on the issuances of business and travel visas to foreign workers primarily those from Middle Eastern or East Asian countries.

We Are Controlled By and Are Dependent On Our Key Personnel.

Our management is currently controlled and operated by various members of the Ghauri family. Our success will depend in large part upon the continued services of those individuals including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The death or loss of the services of any one of them or of any one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on these individuals. In addition, if one or more of our key employees resigns to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any key personnel, there can be no assurance that we will be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. We entered into employment agreements with Messrs. Salim, Najeeb and Naeem Ghauri effective January 1, 2004, for a period of three (3) years. Messrs. Salim, Najeeb and Naeem Ghauri have non-competition and anti-raid clauses in their employment agreements with us.

Certain Of Our Management Team Have Relationships Which May Potentially Result In Conflicts Of Interests.

In fiscal year 2002, certain of our management team loaned approximately $141,893 to our Pakistani subsidiary company for operating costs. This loan accrued interest at the rate of 18% per annum and was to be repaid at such time as the Company could afford to repay the loan or through other methods that did not require a cash outlay by the Company, such as the exercise of options by the management team. Also, since 2002 our management team has, in the interest of improving the cash flow of the Company, elected to take only a portion of their salaries, deferring the remainder. In November 2003, the management team exercised options totaling $200,973 the consideration of which was offset against funds due to the Company as repayment of the loan and as due but deferred compensation. In March 2004, the management team exercised options totaling $75,000 of which all but $24,512 was paid for with due but deferred compensation. The remaining $24,511 was paid through the officers’ normal salary deferral by the end of August 2004. In December 2004, the officers exercised options to acquire shares for which the officers mistakenly believed sufficient deferred compensation existed to pay for these exercises. When it was discovered that there was not sufficient deferred compensation, the shares were cancelled by the agreement of the Company and the officers. While these transactions were approved by the Board of Directors, which believes such transactions to be fair in their terms, and such transactions have not resulted in the management team choosing personal gain over Company gain, such transactions may have constituted a potential conflict of interest between our management members’ personal interest and the interest of the Company in that management could be motivated to repay debts owed to the management team rather than using that money for the Company’s growth. This, however, did not occur. Nevertheless, the errors related to the March 2004 and December 2004 transactions may constitute violations of Section 13(k)(1) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) by the Company and/or the named officers. A possible violation of Section 13(k)(1) of the Exchange Act may result in an investigation by the SEC which may have a materially adverse effect on the Company. Violations of Section 13(k) (1) of the Exchange Act may expose the Company and the named officers to possible civil and criminal penalties.

Certain Option Exercises May Result in a Violation of Section 13(k)(1)

Officers of the Company have routinely either loaned funds to or deferred the receipt of consideration due to them at such times as the Company was in need of cash. These officers have frequently used these funds due to them to exercise options to acquire common stock of the Company. In March 2004, Najeeb and Naeem Ghauri exercised options to acquire shares of common stock of the Company. At the time of the exercise, they mistakenly believed that sufficient funds were due to them from the Company and compensation deferral to pay for these options. However, there was a deficit between the amount of funds due to the officers from the Company and the exercise price of the options. This deficit was repaid through the normal salary deferral to the Company by the end of May, in the case of Mr. Naeem Ghauri and, the end of August 2004, in the case of Mr. Najeeb Ghauri. In December 2004, certain officers exercised options against salary deferrals due to them. Upon discovering that sufficient liabilities were not available to offset the monies due for the exercise, these shares were immediately cancelled by the Company. Section 13(k)(1) of the Exchange Act prohibits companies from making loans to officers. The SEC may view the difference between the exercise price due and the amounts credited as a prohibited loan to these officers. The errors related to the March 2004 and December 2004 transactions may constitute violations of Section 13(k)(1) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) by the Company and/or the named officers. A possible violation of Section 13(k)(1) of the Exchange Act may result in an investigation by the SEC which may have a materially adverse effect on the Company. Violations of Section 13(k)(1) of the Exchange Act may expose the Company and the named officers to possible civil and criminal penalties.

We Face Significant Competition In Markets That Are New And Rapidly Changing.

The markets for the services we provide are highly competitive. We principally compete with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in the markets we have targeted have significantly greater financial, technical and marketing resources than we do, have greater name recognition and generate greater revenues. Potential customers may also have in house employees that can compete with or replace us. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. We believe that the principal competitive factors in these markets include:

•	our ability to integrate strategy, experience modeling, creative design and technology services;

•	quality of service, speed of delivery and price;

•	industry knowledge;

•	sophisticated project and program management capability; and,

•	Internet technology expertise and talent.

We believe that our ability to compete also depends on a number of competitive factors outside our control, including:

•	ability of our competitors to hire, retain and motivate professional staff;

•	development by others of Internet services or software that is competitive with our solutions; and

•	extent of our competitors’ responsiveness to client needs.

There can be no assurance that we will be able to compete successfully in these markets.

RISKS RELATED TO INVESTING IN THIS OFFERING

Questions Raised About the Availability of an Exemption for a Private Placement of Interest Shares to Investors in the Private Placement of Our Convertible Notes May Give Rise to a Right to Rescission and We Could Be Liable For Up To The Amount Of The Purchase Price Of The Interest Shares.

We have issued 230,863 shares of our common stock in lieu of cash interest payments to the holders of our convertible notes. The interest payments occurred after the filing of a registration statement for other shares to these same holders and in lieu of receiving cash interest payments, the investors agreed to receive shares of our common stock.  The issuance of these shares of common stock was made to 1 Qualified Institutional Buyer and 4 accredited investors and in reliance on an exemption from registration under Rule 506 of Regulation D of the Securities Act. A question regarding the availability of an exemption for the offering of the interest shares was raised when we added the interest shares in a pre-effective amendment to a pre-existing registration statement.  The addition of the offered shares into a pre-effective amendment of a pre-existing registration statement may result in a loss of the availability of exemption from registration and thus a violation of Section 5 of the Securities Act.  If Section 5 of the Securities Act was found to be violated, the recipients of such interest shares could have a right to rescind their purchases for a period of one year. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. As a result, the possibility exists that the exemption relied upon by us could be deemed to be not available and the consideration received by us in connection therewith, the interest amounts, may have to be repaid. In such an event, we could be adversely affected and we may have an obligation to fund this rescission.

Our Stock Price Has Historically Been Volatile; Our Stock Price After This Offering Will Be Subject To Market Factors.

The trading price of our common stock has historically been volatile. The future trading price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in operating results and achievement of key business metrics;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	announcements of new contracts or service offerings by NetSol or competitors;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by NetSol or competitors;

•	demand for our services and products;

•	changes of shares being sold pursuant to Rule 144 or upon exercise of the warrants; and,

•	general economic or stock market conditions unrelated to NetSol’s operating performance.

Potential Future Sales Pursuant To Rule 144 May Have A Depressive Effect On The Trading Price Of Our Securities.

Certain shares of common stock presently held by officers, directors and certain other stockholders are "restricted securities" as that term is defined in Rule 144, promulgated under the Act. Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, may, under certain circumstances sell within any three month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, including a two-year holding period, the sale of shares by a person without any quantity limitation. Such holding periods have already been satisfied in many instances. Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of our common stock.

Provisions of Our Bylaws Hinder Change in Control.

Our bylaws contain provisions that prevent actions being taken by shareholders by written consent. Shareholders actions may only be taken at special meetings called in accordance with our bylaws. Our bylaws limit the manner and timing of calling such meetings by shareholders. These provisions may effectively prevent shareholders from changing board composition and or management in a swift manner.

USE OF PROCEEDS

We will not receive any of the proceeds from the offering of common stock for sale by the selling stockholders. Proceeds received by us as a result of the exercise of the warrants by the selling stockholders will be used for working capital purposes.

SELLING STOCKHOLDERS

The following table and notes set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with NetSol or with any of our predecessors or affiliates, the amount of shares of NetSol common stock that are beneficially owned by such stockholder, the amount to be offered for the stockholder's account and the amount to be owned by such selling stockholder upon completion of the offering.

Name of Selling Stockholder(1)(2)	Number of Shares of NetSol Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of NetSol Common Stock Being Offered Hereby	Number of Shares of NetSol Common Stock to be Beneficially Owned Upon Completion of the Offering(1)(2)
The Tail Wind Fund Ltd.(4)	1,972,363	115,431	1,972,438
Solomon Strategic Holdings, Inc.(5)	229,608	10,494	240,102
Crestview Capital Master, LLC(6)	918,944	62,962	918,944
Whalehaven Capital Fund Limited(7)	459,217	20,988	480,205
Bristol Investment Fund, Ltd.(8)	459,217	20,988	480,205

TOTAL	4,039,349	230,863	4,091,894

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such securities.
(2)
None of the Selling Stockholders has held an employment, officer or director position with NetSol within the past three years. Assuming that all shares being registered hereby will be sold, all convertible notes will be converted and all warrants will be exercised, no selling stockholder will hold a percentage interest in the shares of NetSol in excess of 1 percent at the completion of the offering.

(3)
Tail Wind Advisory & Management Ltd., a UK corporation authorized and regulated by the Financial Services Authority of Great Britain (“TWAM”), is the investment manager for The Tail Wind Fund Ltd. (“Tail Wind”), and David Crook is the CEO and controlling shareholder of TWAM. Therefore, TWAM and Mr. Crook may be deemed to have voting and/or investment control over the shares of common stock owned by Tail Wind. Each of TWAM and Mr. Crook expressly disclaims any equitable or beneficial ownership of the shares being referred to hereunder and held by Tail Wind. Tail Wind is not affiliated with a broker-dealer and, acquired the securities in the ordinary course of business. At the time of the acquisition, Tail Wind had no agreements, arrangements or understandings with any other person, either directly or indirectly, to dispose of the securities. The shares of common stock consist of: 1,666,667 shares underlying the Preferred Stock and 833,334 shares of common stock underlying the Warrants, 25,690 shares of common stock issued as dividends on the Preferred Stock and, 115,431 issuable in lieu of cash interest due under the Convertible Notes. The shares issued in lieu of cash interest are the only shares being registered hereunder. Subject to the Ownership Limitation (defined below), Tail Wind would own a total of 2,641,122 shares of Common Stock, including 1,666,667 shares of Common Stock issuable upon conversion of 2,750 Preferred Stock, 833,334 shares of Common Stock issuable upon exercise of Warrants issued to Tail Wind on such date, 25690 shares of common stock issued as dividends on the Preferred Stock and, 115,431 shares issuable as interest payments due under the Convertible Notes. In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, because the number of shares of Common Stock into which Tail Wind’s Preferred Stock and Warrants are convertible and exercisable is limited, pursuant to the terms of such instruments, to that number of shares of Common Stock which would result in Tail Wind having beneficial ownership of 9.9% of the total issued and outstanding shares of Common Stock (the "Ownership Limitation"), Tail Wind disclaims beneficial ownership of any and all shares of Common Stock that would cause Tail Wind's beneficial ownership to exceed the Ownership Limitation.

(4)
Andrew P. Mackeller has been authorized by the Board of Directors of Solomon Strategic Holdings, Inc. (“SSH”), a corporation with a principal address in the Isle of Man, to make voting and disposition decisions with respect to the shares on behalf of SSH. By reason of such delegated authority, Mr. Mackeller may be deemed to have voting and/or investment control over the shares of common stock owned by SSH. Mr. Mackeller expressly disclaims any equitable or beneficial ownership of the shares being registered hereunder and held by SSH, and he does not have any legal right to maintain such delegated authority. SSH is not affiliated with a broker-dealer and, acquired the securities in the ordinary course of business. At the time of the acquisition, SSH had no agreements, arrangements or understandings with any other person, either directly or indirectly, to dispose of the securities. The shares of common stock consist of 151,515 shares of common stock underlying the Preferred Stock; 75,758 shares of common stock underlying the Warrants; 2,335 shares of common stock issued as dividends on the Preferred Stock, and 10,494 as payment of interest due under the Convertible Note. The shares issued in lieu of cash interest are the only shares being registered hereunder.

(5)
Crestview Capital Master, LLC (“Crestview”) is a limited liability company whose sole manager is Crestview Capital Partners, LLC. Mr. Robert Hoyt, Mr. Stewart R. Flink and Mr. Daniel Warsh, as managers of Crestview Capital Partners, have voting and/or investment control over the Securities being registered for the account of Crestview Capital Master, LLC. Messrs. Flink, Hoyt and Warsh disclaim beneficial ownership of such shares. Stewart Flink, a manager of Crestview Capital Partners, is the controlling shareholder of Dillon Capital, Inc., a broker-dealer, registered under the NASD. All securities to be resold were acquired in the ordinary course of business. At the time of acquisition, Crestview had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities. The shares of common stock consist of 909,090 shares of common stock underlying the Preferred Stock; 454,546 shares of common stock underlying the Warrants; 14,013 shares of common stock issued as dividends on the Preferred Stock, and, 62,962 as payment of interest due under the Convertible Note. The shares issued in lieu of cash interest are the only shares being registered hereunder. In accordance with Rule 13d-4 under the Securities Exchange Act of 1934, as amended, because the number of shares of Common Stock into which Crestview’s Preferred Stock and Warrants are convertible and exercisable is limited, pursuant to the terms of such instruments, to that number of shares of Common Stock which would result in Crestview having beneficial ownership of 4.99% of the total issued and outstanding shares of Common Stock (the "Ownership Limitation"), Crestview disclaims beneficial ownership of any and all shares of Common Stock that would cause Crestview to exceed the 4.99% Ownership Limitation.

(7)
Arthur Jones, Trevor Williams and Derek Wood, directors; Michael Finkelstein, investment manager; and, Evan Schemenauer, Chief Financial Officer hold the right to disburse and vote shares held by Whalehaven Capital Fund Limited. Whalehaven Capital Fund is not affiliated with a broker-dealer and, acquired the securities in the ordinary course of business. At the time of the acquisition, Whalehaven Capital Fund had no agreements, arrangements or understandings with any other person, either directly or indirectly, to dispose of the securities.The shares of common stock consist of: 303,031 of common stock underlying the Preferred Stock; 151,515 shares of common stock underlying the Warrants; 4,671 shares of common stock issued as dividends on the Preferred Stock; and, 20,988 as payment of interest due under the Convertible Note. The shares issued in lieu of cash interest are the only shares being registered hereunder.

(8)
Bristol Capital Advisors, LLC (“BCA”) is the investment advisor to Bristol Investment Fund, Ltd.  (“Bristol”).  Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol.  Mr. Kessler disclaims beneficial ownership of these securities. Bristol is not affiliated with a broker-dealer and, acquired the securities in the ordinary course of business. At the time of the acquisition, Bristol had no agreements, arrangements or understandings with any person, either directly or indirectly, to dispose of the securities. The shares of common stock consist of 303,031 shares of common stock underlying the Preferred Stock; 151,515 shares of common stock underlying the Warrants; and, 20,988 as payment of interest due under the Convertible Note. The shares issued in lieu of cash interest are the only shares being registered hereunder.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Nasdaq Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

-
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

-	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

-	ordinary brokerage transactions and transactions in which the broker solicits purchases;

-	through options, swaps or derivatives;

-	in privately negotiated transactions;

-	in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

-	put or call option transactions relating to the shares.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions). The Selling Stockholders have acknowledged in the Convertible Note and Warrant Purchase Agreement that they were aware of CF Tel Interp A. 65.

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market. The selling security holders must conduct their sales in accordance with all rules promulgated under the Securities Exchange Act of 1934, included those provided in Regulation M.

Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

-	the name of each such selling security holder and of the participating broker-dealer(s);

-	the number of shares involved;

-	the initial price at which the shares were sold;

-	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

-	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

-	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

Shares issued in connection with the Financing are subject to distribution in accordance with a prospectus filed by the Company in connection with registration statement number 333-138103. Accordingly, shares offered for resale by the selling stockholders pursuant to this prospectus may be distributed concurrently with those offered for resale by the selling stockholders pursuant to the prospectus filed in connection with registration statement number 333-138103.

LEGAL PROCEEDINGS

To the best knowledge of Company’s management and counsel, there is no material litigation pending or threatened against the Company.

DESCRIPTION OF SECURITIES

The Selling Stockholders are offering for sale shares of our common stock, par value $0.001 per share. We only have one class of common stock. Our capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.001 par value. Our board of directors has designated the rights and privileges of 7% Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”). As of the October 30, 2006, there are 5,500 shares of Preferred Stock issued and outstanding. No other shares of preferred stock have been issued. The terms and rights of the preferred shares may be set by the board of directors at their discretion. Each share of common stock is entitled to one vote at annual or special stockholders meetings. There are no pre-emption rights. We have never declared or paid any dividends on our common stock or other securities and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. For the foreseeable future, we intend to retain any earnings for use in the operation of our business and to fund future growth. The terms of the warrant agreements between the selling stockholders and NetSol contain anti-dilution protections.

The Preferred Stock is convertible into shares of common stock at such time and at such value as is set forth in the Certificate of Designation. The initial conversion value shall be $1.65. The conversion value is subject to adjustment as set forth in the Certificate of Designation. The holders of the Preferred Stock are entitled to receive cumulative dividends at the rate of 7% per annum from the date of issuance of each share until paid. The dividends may be paid, at the Company’s option, in cash or in shares of common stock in arrears on the first business day of each calendar quarter of each year. The Company may force a conversion of the Preferred Stock in the event that the market price of the Company’s common stock is greater than 200% of the conversion value. If any shares of the Preferred Stock remain outstanding on June 15, 2009, the Company shall redeem such shares for an amount in cash equal to the liquidation preference plus all accrued but unpaid dividends. Anti-dilution protection is afforded to the holders by providing for an adjustment of the conversion price in certain circumstances as is set forth in the Certificate of Designation. The conversion price is adjusted for dividends subdivisions, combinations, distributions and issuances of shares, or securities convertible into shares, of common stock of the Company issued at an effective per share selling price which is the less than the greater of the fair market price or the conversion value as of the issuance date. The Preferred Stock bears voting rights in an amount equal to the conversion value of the Preferred Stock into common stock, without giving effect to any anti-dilution provisions of the Preferred Stock. Conversion and voting of the Preferred Stock is subject to beneficial ownership caps of from 4.9% to 9.9% of the total number of shares of common stock of the Company then issued and outstanding.

EXPERTS

The audited financial statements for our company incorporated by reference in this prospectus and in the registration statement of which it forms a part have been audited by Kabani & Company, Inc., independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements for our company as of the fiscal year ended June 30, 2005 is also reliant on the reports of Saeed Kamran Patel & Co., Chartered accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Patti L. W. McGlasson, Esq., General Counsel for our Company, has passed on the validity of the securities being offered hereby.

Kabani & Company, Inc. was not hired on a contingent basis, nor will it receive a direct of indirect interest in the business of the issuer. Neither Kabani & Company, Inc. nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Saeed Kamran Patel & Co, was not hired on a contingent basis, nor will it receive a director or indirect interest in the business of the issuer. Neither Saeed Kamran Patel & Co, nor its principals are, or will be, a promoter, underwriter, voting trustee, director, or officer of employee of NetSol. Ms. McGlasson is an employee of NetSol. She has received, as part of her compensation with NetSol, options to purchase and grants of shares of common stock.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have indemnified each member of the board of directors and our executive officers to the fullest extent authorized, permitted or allowed by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

WHERE YOU CAN FIND MORE INFORMTION

We are subject to the information requirements of the Securities Exchange Act of 1934 and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we filed with the SEC at the SEC’s Public Reference Section at 100 F Street, N.E., Washington D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. The Nasdaq Stock Market maintains a website at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed with the SEC, Washington D.C., a registration statement on Form S-3 under the Securities Act, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring to other documents that are legally considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the documents listed below, and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the offered shares:

* Our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006.

* Our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006.

* Our Definitive Proxy Statement filed with the SEC on September 18, 2006.

* Our Annual Report on Form 10-KSB for the year ended June 30, 2006 filed with the SEC on September 27, 2006.

* Our Current Report on Form 8-K filed with the SEC on February 13, 2007.

* Our Current Report on Form 8-K filed with the SEC on February 5, 2007.

* Our Current Report on Form 8-K filed with the SEC on January 3, 2007.

* Our Current Report on Form 8-K filed with the SEC on July 5, 2006.

* Our Current Report on Form 8-K filed with the SEC on July 24, 2006.

* Our Current Report on Form 8-K filed with the SEC on September 11, 2006.

* Our Current Report on Form 8-K filed with the SEC on September 25, 2006.

* Our Current Report on Form 8-K filed with the SEC on October 6, 2006.

We will provide to each person at no cost, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus upon the written or oral request to NetSol Technologies, Inc. attention: General Counsel, 23901 Calabasas Road, Suite 2072, Calabasas, California 91302; (818) 222-9195.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that we are permitted to indemnify. Our Bylaws it to indemnify such parties to the fullest extent permitted by Nevada law.

Nevada corporation law permits us to indemnify our directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought so determines.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Expenses of Issuance and Distribution

The following is an estimate of the expenses that we expect to incur in connection with this registration. We will pay all of these expenses, and the selling stockholders will not pay any of them.

SEC Registration fee	$37.23*
Printing and engraving expenses	$0.00*
Legal fees and expenses	$0.00*
Accounting fees and expenses	$1,500.00*
Miscellaneous	$0.00*

Total	$1,037.23*

* Estimate, and subject to future contingencies.

Exhibits

4.1	Form of Common Stock Certificate filed as Exhibit 4.2 to NetSol’s Annual Report filed on form 10-KSB on September 27, 2006 and incorporated herein by this reference.
4.2	The Warrant filed as Annex C to NetSol’s Definitive Proxy Statement filed on September 18,2006 and incorporated herein by this reference.
4.3	Convertible Note and Warrant Purchase Agreement filed as Annex A to NetSol’s Definitive Proxy Statement filed on September 18, 2006 and incorporated herein by this reference.
4.4	12% Convertible Note filed as Annex B to NetSol’s Definitive Proxy Statement filed on September 18, 2006 and incorporated herein by this reference.
5.0	Opinion of Patti L. W. McGlasson*
23.1	Consentof Kabani & Company*
23.2	Consent of Saeed Kamran Patel *

*Filed Herewith

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California on March 2, 2007,.

Netsol Technologies, Inc.

By:/s/ Najeeb Ghauri
Najeeb Ghauri, Chief Executive Officer, as Principal Executive Officer

By: /s/Tina Gilger
Tina Gilger, Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Najeeb Ghauri, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/Najeeb Ghauri	Director, Chairman, Chief Executive Officer	March 2, 2007
As Principal Executive Officer

/s/Tina Gilger	Chief Financial Officer	March 2, 2007
and Principal Accounting Officer

/s/Naeem Ghauri	Director	March 2, 2007

/s/ Derek Soper	Director	March 2, 2007

/s/ Salim Ghauri	Director	March 2, 2007

/s/ Eugen Beckert	Director	March 2, 2007

/s/ Shahid Javed Burki	Director	March 2, 2007

/s/ Mark Caton	Director	March 2, 2007